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                                                                    EXHIBIT 99.1

          SIMMONS APPOINTS NEW SENIOR VICE PRESIDENT OF HUMAN RESOURCES

(ATLANTA - APRIL 7, 2006) - Simmons Bedding Company announced today the appointment of Kimberly A. Samon to the position of Senior Vice President - Human Resources. Ms. Samon replaces Rhonda C. Rousch, who retired on April 1.

     Ms. Samon brings more than fourteen years of human resources, legal and professional development experience to the role and has held strategic and executive human resources positions in the consumer products, real estate and business services industries with companies such as Philip Morris Companies, PepsiCo and HQ Global Workplaces.

     "Kimberly is an excellent addition to the Simmons team," said Charlie Eitel, Simmons' Chairman and CEO. "Simmons has a unique corporate culture that we strive to maintain, and Kimberly's positive attitude and experience make her the right person to lead our human resources department. We look forward to the continued development of our values under her leadership."

     Simmons' corporate culture is inspired by a philosophy known as the Great Game of Life. The Great Game of Life encourages all associates to learn and grow through teamwork and fosters an environment of support and caring among employees. Simmons was recognized by FORTUNE magazine in both 2004 and 2005 as one of the 100 Best Companies to Work For.

     Ms. Samon will be responsible for all labor and employment matters regarding Simmons' 3,000 employees, including associates at the company's 19 manufacturing facilities.

                                     (more)

Simmons Appoints New SVP of HR/ page 2

     A member of the State Bar of Georgia, Ms. Samon holds a law degree from Stetson University's College of Law, an M.B.A. in management from the Stetson School of Business and Economics at Mercer University and a B.S. from Cornell University's School of Industrial and Labor Relations. She resides in Atlanta with her husband and two daughters.

About Simmons Bedding Company

Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R) and Deep Sleep(R). It operates 17
conventional   bedding   manufacturing   facilities  and  two  juvenile

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bedding  manufacturing  facilities  across  the United  States and Puerto  Rico.
Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

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"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this release. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons' expectations. These factors include, but are not limited to: (i) competitive and pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) our relationships with our major suppliers; (v) fluctuations in costs of raw materials; (vi) our relationship with significant customers and licensees; (vii) our ability to increase prices on our products and the effect of these price increases on our unit sales; (viii) an increase in return rates and warranty claims; (ix) our labor relations; (x) departure of key personnel; (xi) encroachments on our intellectual property; (xii) product liability claims; (xiii) our level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in our debt agreements; (xvi) future acquisitions; (xvii) our ability to achieve the expected benefits from any personnel realignments; and (xviii) other risks and factors identified from time to time in the Company's and Simmons Beddings' reports filed with the Securities and Exchange Commission ("SEC"). We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.

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